EXHIBIT 10.1

                           EXCLUSIVE LICENSE AGREEMENT

         AGREEMENT, made this ____ day of December, 2005, by and between SOUTHERN SAUCE COMPANY, INC., a Florida corporation (hereinafter referred to as "Licensee"), and DAVID E. JORDAN (hereinafter referred to as "Licensor").

         WHEREAS, Licensor has developed an unique recipe for a mustard based yellow barbeque sauce product (hereinafter referred to as the "Recipe"); and

         WHEREAS, Licensor presently owns all right, title and interest in and to the Recipe; and

         WHEREAS, Licensee has been organized to engage in the manufacture and sale of sauces and condiments and desires to obtain the right to manufacture and sell products which are the subject of the Recipe and to become exclusive world-wide licensee of the Recipe; and

         WHEREAS, Licensor is willing to license the Recipe to Licensee upon the terms and conditions set forth herein below;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and of other good and valuable consideration, the sufficiency hereto do covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         As herein, the following terms are defined as set forth below:

         1.01 Recipe shall mean the recipe for the manufacture of the mustard based yellow barbeque sauce a sample of which has been provided by Licensor and Licensee. It is the intention of the parties to grant the Licensee broad discretion to market products embodying the Recipe by such means as it deems appropriate, including modifications to the recipe for the product as Licensee deems appropriate and changes in the form of the Recipe such that such products may be produced in liquid, solid, powdered, frozen or such other form as Licensee deems appropriate.

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         1.06 "Licensed Know-How" means all technical, culinary, economic, commercial and regulatory information now owned by Licensor and useful or necessary to make, have made, use or sell the Recipe.

                                   ARTICLE II
                                EXCLUSIVE LICENSE
                                -----------------

         2.01 Licensor hereby grants to Licensee a License to make, have made, use and sell and otherwise deal in products embodying the subject matter of the Recipe throughout the world during the term of this Agreement, said license being exclusive as to Licensee as set forth herein.

         2.02 Licensee agrees to use its best efforts to maintain the quality of all products embodying the subject matter of the Recipe and shall be responsible for assuring that all products manufactured under this agreement shall meet all applicable requirements for safety and labeling.

         2.03 Licensor hereby grants to Licensee a world wide license under the Licensed Know How.

                                   ARTICLE III
                                  COMPENSATION
                                  ------------

         3.01 Licensee agrees to pay Licensor 500,000 shares of its common stock as consideration for the license herein. Licensor acknowledges that Licensee is a newly-formed corporation which has no financial or operating history and there can be no assurance of the return which Licensor may receive on his investment in such shares. Licensor further acknowledges that the shares have not been registered under the Securities Act of 1933 and he may have to hold such shares indefinitely. Such shares shall be subject to further restrictions on transfer set forth in the Investment Letter executed by Licensor concurrently with the execution of this agreement.

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                                   ARTICLE IV
                                   COMPLIANCE
                                   ----------

         4.01 Licensee shall perform all procedures and comply with all statutes and regulations imposed by any agency or instrumentality of any governmental body relative to manufacture and sale of the products embodying the Recipe, including all "labeling" as contemplated by the Federal Food, Drug and Cosmetic Act, as amended, and any other applicable law, rule and regulation. Licensee shall, at its own expense, perform such testing and validation that it deems necessary or appropriate to determine the safety and labeling requirements of all products made under this agreement.

                                    ARTICLE V
                         REQUIREMENTS OF COMMERCIAL SALE
                         -------------------------------

         5.01 Licensor may cancel and terminate this licenses granted herein in the event that Licensor has not introduced one or more products into the commercial marketplace based on the Recipe and recognized revenues of $500,000 from sale of such products by September 30, 2006. In the event of the termination of such Licenses pursuant to this Article V, licensor shall not be required to return the shares to Licensee and the foregoing shall be Licensor's sole and exclusive remedy in the event such Licensor is unable to reach such sales requirements.

                                   ARTICLE VII
                              TERM AND TERMINATION
                              --------------------

         7.01 The licenses granted herein shall, unless sooner terminated as herein provided, remain in full force as long as Licensor or its assignee is actively selling a product based on the Recipe.

         7.02 Licensor hereby represents and warrants that he has the full right, power and authority to grant the licenses granted herein in the manner and form herein expressed, free and clear of any adverse assignment, grant or other encumbrance inconsistent herewith. Licensor represents that it is not aware of any existing or threatened claims that its rights in the Recipe and Licensed

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Know-how are infringing on any rights of others. Except as set forth herein,
Licensor makes no further representations or warranties with regard to the Recipe. Licensee shall be responsible for determining the safety of the products made with the Recipe. The Licensor makes no representations or warranties in this regard.

         7.03 If either party to this Agreement defaults or materially breaches the terms hereof, the other party shall have the right to terminate the license granted herein by stating the facts forming the basis for default or breach in a written notice to the defaulting party sixty (60) days in advance of the date of termination specified in the notice. If however, such default or breach is cured within 60 days after the notice of termination has been mailed, certified or registered mail, the notice of termination will not be operative and the Agreement shall remain in full force and effect. 7.04 Except as set forth herein, the termination of the licenses for any reason shall be without prejudice to the remedy of either party hereto in respect of any previous breach of any of the covenants herein contained.

         7.05 At any time during the term of this Agreement either party may at its option terminate the Agreement on notice to the other party upon (i) the bankruptcy or insolvency of the other party; (ii) the filing by the other party of a petition for bankruptcy or dissolution; (iii) the making by the other party of an assignment for the benefit of creditors; (iv) the appointment of a receiver of the other party over any of its assets, which appointment shall not be vacated within sixty (60) days thereafter; or (v) the filing of any other petition based upon the alleged bankruptcy or insolvency of the other party which shall not be dismissed within ninety (90) days thereafter.

         7.06 Licensee may terminate the license at any time upon giving written notice to Licensor.

                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

         8.01 This Agreement and the covenants contained herein shall be binding upon and enure to the benefit of the parties hereto and their successors and assigns as the case may be, including

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successors by merger, reorganization, exchange of stock, sale of assets licensed herein or otherwise. Licensee shall have the right to sublicense or assign any rights under this Agreement.

         8.02 Licensee agrees to protect, defend and indemnify Licensor from any claims and expenses for personal injury arising out of the use of the products sold by Licensee.

         8.03 Nothing contained in this Agreement will be deemed to constitute the parties hereto as partners or to create a joint venture, nor does this Agreement constitute either Licensee or Licensor as the agent or legal representative of the other. Neither Licensor nor Licensee shall have the right or authority to create any obligation express or implied in the name of the other or to bind the other in any manner except as otherwise provided herein.

         8.04 Any provision of this Agreement held invalid or unenforceable under any law, rule, regulation or interpretation thereof, shall not affect the validity or enforceability of any other provisions of this Agreement or any part thereof not held invalid or unenforceable.

         8.05 This Agreement contains the entire understanding of the parties with respect to the subject matter herein contained and supersedes all previous agreements, if any, on this subject matter executed by the parties. The parties hereto may, from time to time during the continuance of this Agreement, modify or amend any of the provisions of the Agreement only by an instrument duly executed by the parties hereto. It is expressly understood that there has been made to Licensee or Licensor no other inducement, either oral or written, to enter into this Agreement other than the terms hereof.

         8.06 Licensee and Licensor agree to submit any dispute arising hereunder to binding arbitration in the event that good faith efforts on behalf of the parties do not result in resolution of such dispute. Such arbitration to be in Broward County, Florida in accordance with the Rules of Commercial Arbitration of the American Arbitration Association.

         8.07 This Agreement shall be construed in accordance with the laws of the State of Florida and both parties hereby expressly agree and contract that it is the intention of neither party to violate any public policy, statutory or common laws; that, if any sentence, paragraph, clause or combination of same is in violation of any state or federal law, said sentences, paragraphs, clauses or

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combination of the same shall be inoperative and the remainder of this Agreement shall remain binding upon the parties hereto; and that in any event, the paragraphs herein concerning compensation shall be binding upon the parties; and Licensee shall not be relieved of the obligation to pay the compensation as herein provided. It is the intention of both parties to make this Agreement binding only to the extent that it may be lawfully done under the existing state and federal laws.

         8.08 Any notice, payment or other communication required or permitted to be given by either party to the other pursuant to this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, or sent by certified mail, postage prepaid, addressed as follows:

         Licensor:                      Licensee:



         Either party may change its mailing address by giving the other party notification in the manner set forth above.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.

DAVID E. JORDAN


SOUTHERN SAUCE COMPANY, INC.

By: ________________________________

TITLE:   ____________________________

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